EXHIBIT 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aehr Test Systems (the “Company”) on Form 10-Q for the quarter ended November 30, 2023 as filed with the Securities and Exchange Commission on January 12, 2024 (the “Report”), I, Chris P. Siu, Executive Vice President of Finance, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ CHRIS P. SIU
Chris P. Siu
Executive Vice President of Finance, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Date: January 12, 2024